UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 23, 2008

SINO FIBRE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52709	760616470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
The Chrysler Building 405 Lexington Avenue, 26th Floor New York, New York		10174
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code
(212) 907-6522

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02       Unregistered Sales of Equity Securities.

Sino Fibre completed a private placement of 1,671,416 units at a price of $0.31 per unit for gross proceeds of approximately $518,140, each unit consisting of one share of common stock of Sino Fibre and one share purchase warrant. Each warrant entitles the holder to purchase one share of common stock for two years from the date of issuance of the warrant with an exercise price equal to $0.31 per share. No factional shares of common stock will be issued on the exercise of the warrants. The number of shares of common stock issuable shall be rounded down to the nearest whole share of common stock. As of the date of this report, the number of Sino Fibre common stock outstanding is 28,276,506 shares. The units were offered and sold to purchasers who purchased as offshore investors in compliance with Regulation S adopted under the Securities Act of 1933, as amended. The offering of the Units was non-brokered. The proceeds of the unit offering will be used to complete Sino Fibre's joint venture with CASME as previously announced.

Section 5 - Corporate Governance and Management

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sino Fibre's Board of Directors has appointed Daniel Mckinney as Sino Fibre's new Chief Executive Officer with the departure of Ben Yan on April 23, 2008. Mr. Mckinney (age 46), a co-founder of Sino Fibre, has been a member of Sino Fibre's Board of Directors since January 2006. Prior to joining Sino Fibre, Mr. Mckinney founded Asia Properties, Inc. in August 1999. From March 1981 until August 1999, Mr. Mckinney established Mckinney International, a Hong Kong based company engaged in cutting gemstones and supplying world markets. From January 1982 to 1984, he founded the Hong Kong Gem & Jewelry show. From April 1984 to 1987, he worked to establish Wynmere Ltd., Thailand, a direct selling jewelry company with its manufacturing in Bangkok and gemstone sourcing in Hong Kong. In 1989, he established Coldway Ltd., an investment banking firm. In 1994, Mr. Mckinney founded Cement Services, Ltd., a construction company, based in Bangkok. In April 1998, he founded Asia Properties, Inc. a Bangkok based public real estate company. From 1999 to 2001, Mr. Mckinney served as a board member of Sunflower (USA) Ltd., a public company with a large industrial facility in China manufacturing copper pipes. From August 2004 to January 2006, Mr. Mckinney served as a director of Savoy Resources Corp, a publicly traded mining company. Mr. Mckinney graduated from Hong Kong International School in 1979 and studied Chemistry and Biology at Houston Baptist University from 1979 to 1981.

Section 9 - Financial Statements And Exhibits

Item 9.01     Financial Statements and Exhibits.

Exhibits.

Exhibit	Description
11.1

Form of the subscription agreement between the registrant and each of the purchasers for the units consisting of one share and warrant to purchase one share (including the form of warrant certificate).

99.1	Press release dated April 24, 2008 announcing the departure of Ben Yan and appointment of Daniel Mckinney as Chief Executive Officer.
99.2	Press release dated April 28, 2008 announcing the completion of the unit offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO FIBRE COMMUNICATIONS, INC.
Date: April 28, 2008	/s/ Daniel Mckinney _________________________________ Daniel Mckinney Chief Executive Officer